       As filed with the Securities and Exchange Commission on February 17, 1999
                                                   Registration No.  333-_______
================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    Under
                         THE SECURITIES ACT OF 1933

                            INFOSEEK CORPORATION
           (Exact name of Registrant as specified in its charter)


       Delaware                                         77-0494507
      ----------                                       ------------
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                            1399 Moffett Park Drive
                          Sunnyvale, California 94089
   (Address, including zip code, of Registrant's principal executive offices)

          AMENDED AND RESTATED 1996 STOCK OPTION/STOCK ISSUANCE PLAN
               AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
                          (Full Title of the Plans)

                               Harry M. Motro
                    President and Chief Executive Officer
                            INFOSEEK CORPORATION
                           1399 Moffett Park Drive
                         Sunnyvale, California 94089
                               (408) 543-6000
(Name, address, and telephone number, including area code, of agent for service)

                                  COPY TO:
                            Aaron J. Alter, Esq.
                            David J. Segre, Esq.
                      WILSON SONSINI GOODRICH & ROSATI
                          Professional Corporation
                             650 Page Mill Road
                          Palo Alto, CA 94304-1050
                               (650) 493-9300

============================================================================================================================
                                           CALCULATION OF REGISTRATION FEE
============================================================================================================================
                                                                Proposed Maximum          Proposed          Amount of
          Title of Securities to             Amount to be      Offering Price Per     Maximum Aggregate    Registration
              be Registered                  Registered(1)         Share(2)           Offering Price(2)        Fee
----------------------------------------------------------------------------------------------------------------------------
Common Stock, to be issued upon exercise
of options granted under Amended and Restated 1,200,000            $54.125             $64,950,000.00       $18,056.10
1996 Stock Option/Stock Issuance Plan
----------------------------------------------------------------------------------------------------------------------------
Common Stock, to be issued under the
Amended and Restated Employee Stock
Purchase Plan                                   400,000            $54.125             $21,650,000.00       $ 6,018.70

============================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Amended and Restated 1996 Stock Option/Stock Issuance Plan and/or the Amended and Restated Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Infoseek Corporation.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 (c) under the Securities Act of 1933, as amended ("the Act") based on the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on February 10, 1999.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Explanatory Note
----------------

     This Registration Statement on Form S-8 is being filed for the purpose of registering (i) an additional 1,200,000 shares of the Registrant's Common Stock to be issued pursuant to the Registrant's Amended and Restated 1996 Stock Option/Stock Issuance Plan and (ii) an additional 400,000 shares of the Registrant's Common Stock to be issued pursuant to the Registrant's Amended and Restated Employee Stock Purchase Plan (together, the "Plans"). The Registration Statement on Form S-8 previously filed with the Securities and Exchange Commission relating to the Plans (Commission File No. 333-61921) is incorporated herein by reference.

Item 3.        Information Incorporated by Reference.
               -------------------------------------

     The Registration Statement on Form S-8 previously filed with the Securities and Exchange Commission relating to the Plans (Commission File No. 333-61921) is incorporated herein by reference. There are also hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by Infoseek Corporation (the "Registrant"):

     1. The Registrant's Transition Report on Form 10-K for the nine months ended October 3, 1998, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") on February 16, 1999.

     2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended January 2, 1999 as filed pursuant to Section 13 (a) of the Exchange Act on February 16, 1999.

     3. The Registrant's Current Report on Form 8-K dated as of November 18, 1998, as filed pursuant to Section 13(a) of the Exchange Act on December 2, 1998, as amended on December 9, 1998.

     4. The Registrant's Current Report on Form 8-K dated as of January 15, 1999, as filed pursuant to Section 13(a) of the Exchange Act on January 29, 1999, as amended on February 12, 1999.

     5. The Registrant's Current Report on Form 8-K dated as of January 28, 1999, as filed pursuant to Section 13(a) of the Exchange Act on February 4, 1999.

     6. The description of the Registrant's Preferred Share Purchase Rights as contained in the Registrant's Registration Statement on Form 8-A as filed pursuant to Section 12 (g) of the Exchange Act on November 17, 1998, including any amendment or report filed for purposes of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 8.    Exhibits.
           ---------

 Number                                  Document
--------   ---------------------------------------------------------------------
  *4.1     Amended and Restated 1996 Stock Option/Stock Issuance Plan.

  *4.2     Amended and Restated Employee Stock Purchase Plan.

   5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, with respect to the legality of the securities being registered.

  23.1     Consent of Counsel (contained in Exhibit 5.1).

  23.2     Consent of Ernst & Young LLP / Infoseek.

  23.3     Consent of PricewaterhouseCoopers LLP / Starwave.

  23.4     Consent of KPMG LLP / Starwave.

  23.5     Consent of KPMG Peat Marwick LLP / Quando.

  23.6     Consent of PricewaterhouseCoopers LLP / ABC News / Starwave Partners.

  23.7     Consent of PricewaterhouseCoopers LLP / ESPN / Starwave Partners.

  24.1     Power of Attorney (See page 4).




-------------------
     * Incorporated by reference from the Registration Statement on Form S-8 for Infoseek Corporation, a California corporation (Registration Statement No. 333-61921), filed with the Commission August 20, 1998.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant, Infoseek Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on February 16, 1999.


                              INFOSEEK CORPORATION


                              By:    /s/ Leslie E. Wright
                                  ----------------------------------
                                  Leslie E. Wright, Senior Vice President, Chief Operating Officer and Chief Financial Officer


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harry M. Motro and Leslie E. Wright and each of them, acting individually, as his attorney-in-fact, with full power of substitution, for him and in any and all capacities, to sign any and all amendments to this Registration Statement on this Form S-8 (including post-effective amendments or any abbreviated registration statements and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                            Signature                                              Title                         Date


 /s/ Harry M. Motro             President, Chief Executive Officer     February 17, 1999
-----------------------------   (Principal Executive Officer) and
Harry M. Motro                  Director

 /s/ Leslie E. Wright           Senior Vice President, Chief           February 17, 1999
-----------------------------   Operating Officer and Chief Financial
 Leslie E. Wright               Officer
                                (Principal Accounting Officer)


 /s/ Steven T. Kirsch           Chairman of the Board of Directors     February 17, 1999
-----------------------------
  Steven T. Kirsch


 /s/ Matthew J. Stover          Director                               February 17, 1999
-----------------------------
Matthew J. Stover


 /s/ John E. Zeisler            Director                               February 17, 1999
-----------------------------
John E. Zeisler


 /s/ L. William Krause          Director                               February 17, 1999
-----------------------------
L. William Krause


 /s/ Steven M. Bornstein        Director                               February 17, 1999
-----------------------------
Steven M. Bornstein


 /s/ Robert A. Iger             Director                               February 17, 1999
-----------------------------
Robert A. Iger


                                Director
-----------------------------
Jacob J. Winebaum

                               INDEX TO EXHIBITS
                               -----------------

 Exhibit
 Number                                  Document
--------   ---------------------------------------------------------------------
  *4.1 Infoseek Corporation Amended and Restated 1996 Stock Option/Stock Issuance Plan.

  *4.2     Infoseek Corporation Amended and Restated Employee Stock Purchase
           Plan.

   5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, with respect to the legality of the securities being registered.

  23.1     Consent of Counsel (contained in Exhibit 5.1).

  23.2     Consent of Ernst & Young LLP / Infoseek.

  23.3     Consent of PricewaterhouseCoopers LLP / Starwave.

  23.4     Consent of KPMG LLP / Starwave.

  23.5     Consent of KPMG Peat Marwick LLP / Quando.

  23.6     Consent of PricewaterhouseCoopers LLP / ABC News / Starwave Partners.

  23.7     Consent of PricewaterhouseCoopers LLP / ESPN / Starwave Partners.

  24.1     Power of Attorney (See page 4).




-------------------
     * Incorporated by reference from the Registration Statement on Form S-8 for Infoseek Corporation, a California corporation (Registration Statement No. 333-61921), filed with the Commission August 20, 1998.